Exhibit 99.1

Analog Devices Revises Revenue Outlook for Fourth Quarter of Fiscal Year 2006


    NORWOOD, Mass.--(BUSINESS WIRE)--Oct. 24, 2006--Analog Devices, Inc. (NYSE: ADI) announced today that it estimates revenue for the fourth quarter of fiscal year 2006, ending October 28, 2006, will be approximately $640 to $645 million, which is approximately 3% below the third quarter of fiscal 2006 revenue of $663.7 million. The Company's previous outlook for fourth quarter revenue was announced on August 10, 2006, and at that time, ADI estimated fourth quarter revenue would be approximately flat compared to the third quarter of fiscal 2006.

    The sequential decline in revenue for the fourth quarter, as compared to the third quarter of fiscal 2006, is primarily due to a decline in revenue from cellular handset customers. ADI believes that during the fourth quarter these customers depleted inventory they had accumulated during the immediately prior quarter. ADI expects revenue from customers in all other end markets in the aggregate will be up slightly in the fourth quarter as compared to the third quarter of fiscal 2006, as a result of growth in sales to the broad base of high-performance analog and general-purpose digital signal processing
(DSP) customers.

    ADI's fourth quarter financial release and conference call are scheduled for Tuesday, November 14, 2006, at which time management will discuss results in more detail and provide the outlook for the first quarter of fiscal 2007.

    About Analog Devices

    Innovation, performance, and excellence are the cultural pillars on which Analog Devices has built one of the longest standing, highest growth companies within the technology sector. Acknowledged industry-wide as the world leader in data conversion and signal conditioning technology, Analog Devices serves over 60,000 customers, representing virtually all types of electronic equipment. Celebrating 40 years as a leading global manufacturer of high-performance integrated circuits used in analog and digital signal processing applications, Analog Devices is headquartered in Norwood, Massachusetts, with design and manufacturing facilities throughout the world. Analog Devices' common stock is listed on the New York Stock Exchange under the ticker "ADI" and is included in the S&P 500 Index.

    Safe harbor statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including our statements regarding expected revenue and other financial results, that are based on our current expectations, beliefs, assumptions, estimates, forecasts, and projections about the industry and markets in which Analog Devices operates. The statements contained in this release are not guarantees of future performance, are inherently uncertain, and involve certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing Analog Devices' expectations or beliefs as of any date subsequent to the date of this press release. We do not undertake any obligation to update forward-looking statements made by us. Important factors that may affect future operating results include the effects of adverse changes in overall economic conditions, currency exchange rate fluctuations, the timing and duration of market upturns and downturns, the growth or contraction of the markets we serve, demand for semiconductors generally and for our products in particular, the risk that our backlog could decline significantly, adverse results in various litigation matters, our ability to hire engineers, salespeople and other qualified employees needed to meet the expected demands of our customers, reversals or slowdowns in the markets or customers served by our products, the adverse effects of building inventories to meet planned growth that fails to materialize, the occurrence and frequency of inventory and lead-time reduction cycles, raw material availability, availability of both internal and external manufacturing capacity, technological and product development risks, competitors' actions and technological innovations, and other risk factors described in our most recent Form 10-Q for the fiscal quarter ended July 29, 2006, as filed with the Securities and Exchange Commission.

    CONTACT: Analog Devices, Inc.
             Maria Tagliaferro, 781-461-3282
             Director of Corporate Communications
             Fax: 781-461-3491
             investor.relations@analog.com